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                                                            Exhibit 10.10

                                  CSX CORPORATION

                         1991 Stock Purchase and Loan Plan

1.       Purpose

         The purpose of this 1991 Stock Purchase and Loan Plan (the "Plan") is to further the long-term stability and financial success of CSX Corporation (the "Company") by providing a method for employees to significantly increase their ownership of Company Stock (as hereinafter defined). The Company believes that ownership of Company Stock will stimulate the efforts of those employees upon whose judgement and interest the Company is and will be largely dependent for the successful conduct of its business and will further the identification of those employees' interests with those of the Company's shareholders.

2.       Definitions

         As used in the Plan, the following terms have the meanings indicated:

         (a) "Applied Dividends" means dividends paid on pledged Company Stock applied to reduce Interest as provided in Section 6(e).

         (b)       "Board" means the Board of Directors of the Company.

         (c) "Business Day" means, if relevant to a determination of the value of Company Stock, a day on which shares of Company Stock are or could be traded on the New York Stock Exchange (or other national stock exchange, or if not so listed, could be traded over-the-counter). In all other cases, the term means a day on which the offices of the Company are open for the conduct of business in the normal course.

         (d) "Cause" means (i) an act or acts of personal dishonesty of a Participant intended to result in substantial personal enrichment of the Participant at the expense of the Company and any of its Subsidiaries, (ii) repeated violations by the Participant of the Participant's executive responsibilities which are demonstrably willful and deliberate on the Participant's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company or the Subsidiary or (iii) the conviction of the Participant of a felony involving moral turpitude.

             "Change of Control" shall mean any of the following:

             (i) Stock Acquisition. The acquisition, by any individual, entity or group [within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then

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                   outstanding shares of common stock of the Company (the
                   "Outstanding Company Common Stock"), or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of
                   Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A),
                   (B) and (C) of subsection (iii) of this Section 2(e); or

             (ii) Board Composition. Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

             (iii) Business Combination.  Approval by the shareholders of the
                   Company of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or its principal subsidiary that is not subject, as a matter of law or contract, to approval by the Interstate Commerce Commission or any successor agency or regulatory body having jurisdiction over such transactions (the "Agency") (a "Business Combination"), in each case, unless, following such Business Combination:

                   (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a

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                         corporation which as a result of such transaction owns
                         the Company or its principal subsidiary or all or substantially all of the assets of the Company or its principal subsidiary either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting
                         Securities, as the case may be;

                   (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

                   (C) at least a majority of the members of the board of directors resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

             (iv) Regulated Business Combination. Approval by the shareholders of the Company of a Business Combination that is subject, as a matter of law or contract, to approval by the Agency (a "Regulated Business Combination") unless such Business Combination complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(e); or

             (v) Liquidation or Dissolution. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or its principal subsidiary.

             (f) "Commitment Date" means a date fixed by the Committee which shall be the first day of the Commitment Period.

             (g) "Commitment Period" means a period of twenty (20) Business Days beginning with the Commitment Date during which a Participant who has been granted a Purchase Award must purchase the Company Stock.
             (h) "Committee" means the Committee of the Board appointed to administer the Plan as provided in Section 10.

             (i)   "Company" means CSX Corporation, a Virginia corporation.




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             (j)   "Company Stock" means the Common Stock of the Company and
                   rights, options or warrants for the purchase of securities of the Company which may be issued with shares of Common Stock pursuant, and subject, to plans or agreements adopted or entered into from time to time by the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 9), the shares resulting from such a change shall be deemed to be the Company Stock within the meaning of the Plan.

             (k) "Disability" means the inability to perform the services for which the Participant was employed as determined by the Committee, and such determination shall be conclusive.

             (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             (m) "Insider" means (a) any person subject to Section 16(b) of the Exchange Act, and (b) any person deemed to be an insider by the Company.

             (n) "Interest" means the Applicable Federal Rate, as determined for purposes of IRC 1274(d).

             (o) "Interest Spread" means, at the time of determination, Interest accrued on the Purchase Loan reduced by Applied Dividends.

             (p)   "IRC" means the Internal Revenue Code of 1986, as amended.

             (q) "Market Price" means the fair market value of a share of Company Stock based upon the closing price of the Company Stock on the New York Stock Exchange (or other national stock exchange, or if not so listed, the average of the highest and lowest reported sales prices [or bid and asked prices if there have been no sales] on the NASDAQ National Issues Transactions Tape), as reported in the Wall Street Journal.

             (r) "Participant" means an employee of the Company who is designated by the Committee as eligible to be a Participant who receives a Purchase Award under the Plan.

             (s) "Purchase Award" means an award to an employee to purchase a specified number of shares of Company Stock with Purchase Loan rights.

             (t) "Purchase Loan" means an extension of credit to the Participant by the Company evidenced by a non-recourse promissory note for 95% of the Purchase Price of Company Stock awarded to the Participant under the Plan, bearing Interest, and secured by a pledge of the shares of Company Stock purchased by the Participant.

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             (u)   "Purchase Note" means a promissory note evidencing the
                   Purchase Loan for the balance of the Purchase Price without recourse rights against the maker and with other terms and conditions consistent with the Plan.

             (v) "Purchase Price" means the average of the Market Price for the five (5) consecutive Business Days immediately preceding the day which the Committee fixes as the Commitment Date.

             (w) "Retirement" means termination of employment (for reasons other than Cause) on or after a Participant's 65th birthday.

             (x) "Subsidiary" means, with respect to any corporation, a corporation more than 50% of whose voting shares are owned directly or indirectly by the Company.

3.       Company Stock

         Subject to Section 9 of the Plan (concerning changes in the capital structure of the Company), there shall be reserved for issuance under the Plan an aggregate of 2,200,000 shares of Company Stock, which shall be authorized but unissued shares. Shares that have been awarded under the Plan but not issued, or shares that have been issued but for whatever reason are returned to the Company, may again be awarded under the Plan.

4.       Eligible Employees

         All present and future employees who hold positions Grade 22 (or equivalent) or higher with the Company (or any Subsidiary of the Company, whether now existing or hereafter created or acquired) shall be eligible to receive a Purchase Award with Purchase Loan rights under the Plan. The Committee shall have the power and complete discretion, as provided in Sections 5 and 10, to select among eligible employees to receive a Purchase Award and to authorize a Purchase Loan to such Participant for the purchase of Company Stock. The grant of a Purchase Award and Purchase Loan shall not obligate the Company or any Subsidiary of the Company to pay the Participant any particular amount of remuneration, to continue the employment of the Participant after the grant or to make further grants to the Participant at any time thereafter.

5.       Stock Purchase Awards

         (a) On or as soon as practicable after the Commitment Date, the Committee shall give notice to the Participant (or to the class of Participants) eligible for an award stating (i) the number of shares of Company Stock covered by each such Purchase Award or a formula for determining the number of shares of Company Stock covered by each such Purchase Award, and (ii) the price, other terms and, if any, conditions pertaining to each such Purchase Award and Purchase Loan that must be satisfied by a Participant in order to exercise the Purchase Award.



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         (b)       A Participant shall exercise a Purchase Award and Purchase
                   Loan rights by delivering to the Company during the Commitment Period (i) a notice stating the amount or percentage of his down payment (which shall be 5% of the Purchase Price) and his intention to deliver a Purchase Note for the balance of the Purchase Price, and (ii) the down payment and the Purchase Note.

6.       Purchase Loans

         The Company shall, subject to paragraph (i) below, upon the Committee's recommendation, extend a Purchase Loan to a Participant upon exercise of a Purchase Award subject to the following terms and conditions:

         (a) The original principal amount of the Purchase Loan shall be the difference between the Participant's down payment (which shall be 5% of the Purchase Price) and the Purchase Price. The down payment shall be in cash, or, if authorized by the Committee (i) by delivery of shares of Company Stock having a Market Price equal to the required down payment on date of transfer to the Company, or (ii) by delivery to the Company of a promissory note with terms and conditions fixed by the Committee and with full recourse rights against the maker.

         (b) The Purchase Loan shall be due and payable as provided in the provisions of the Purchase Note executed by the Participant. The term of the Purchase Note shall not exceed a period of five (5) years. At the request of a Participant, the time for repayment of the Purchase Loan and Purchase Note shall be extended for up to one (1) year. The Purchase Note may be prepaid without penalty at any time after the third anniversary date of the Purchase Note (or second anniversary date of the Purchase Note if the initial term of the Purchase Note is four (4) years or less).

         (c) The Purchase Loan shall be without recourse to the Participant, shall be evidenced by the Participant's Purchase Note and shall bear Interest. The Purchase Note shall be in the form approved by the Committee and shall contain such terms and conditions, which are not inconsistent with the Plan, as the Committee shall determine in its sole and absolute discretion, and the Purchase Note shall be subject to the terms of the Plan even though not set forth in the Purchase Note.

         (d) Payment of the Purchase Note shall be secured by a pledge of all the shares of Company Stock acquired by the Participant upon the exercise of the Purchase Award to which the Purchase Loan relates. The Participant shall effect such pledge by delivering to the Company (i) the certificate or certificates for the acquired shares of Company Stock, accompanied by a duly executed stock power in blank, and
                   (ii) a properly executed stock pledge agreement in such form as approved by the Committee.

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         (e)       Dividends paid on shares of Company Stock pledged as
                   security for a Purchase Loan shall be first applied by the Company to pay Interest accrued and unpaid on the Participant's Purchase Note and then to repayment of the Purchase Note.
         (f) Within ten (10) Business Days after the maturity date of the Purchase Loan, or on the date as of which the Participant elects to prepay the Purchase Loan and Purchase Note as provided in Section 6(b), the Participant shall repay in full the then unpaid principal balance of the Purchase Note, accrued and unpaid Interest, applicable federal and state withholding taxes, and costs associated with the Purchase Loan. If not fully paid when due, Participant agrees to sell his pledged Company Stock to the Company at the Market Price on the maturity date, if a Business Day (or at the Market Price on the Business Day immediately preceding the maturity date if the maturity date is not a Business Day). The Participant agrees to sell to the Company, or the Company may sell on the open market (except as hereinafter provided), the number of shares of Company Stock pledged as collateral necessary to repay in full the Purchase Note, accrued and unpaid Interest, applicable federal and state withholding taxes, and costs associated with the Purchase Loan. If the pledged shares are sold on the open market, the Company shall receive and apply the sale proceeds (net of brokerage fees, collection fees and federal or state withholding taxes on income applicable to the transaction) realized from such sale toward repayment of the Purchase Note, accrued and unpaid Interest, applicable federal and state withholding taxes, and costs associated with the Purchase Loan. If, pursuant to procedures established by the Company for compliance with securities laws, the Company believes that the purchase of pledged shares by the Company in repayment of the Purchase Note, or the sale by the Company of pledged shares of Company Stock on the open market to repay the Purchase Note, would violate any provision of applicable securities laws or cause the Participant to incur a liability under Section 16(b) of the Exchange Act, the maturity date may be extended by the Committee until the first day the purchase by the Company of the pledged shares or a sale of the pledged shares on the open market can be made without violating such securities laws or incurring such liability under Section 16(b). Subject to the agreements of participants as provided in Sections 7(c) and (d) below, any shares of Company Stock remaining after repayment of the Purchase Note, accrued and unpaid Interest, applicable federal and state withholding taxes, and costs associated with the Purchase Loan, shall be transferred to the Participant.






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         (g)       The Purchase Price and the principal amount of a
                   Participant's Purchase Loan and Purchase Note, plus accrued and unpaid Interest, shall be adjusted as follows if at any time after the second anniversary date of the Purchase Note (or first anniversary date if the initial term of the Purchase Note is four (4) years or less) the Market Price of Company Stock equals or exceeds the Purchase Price of the Participant's Company Stock by the amount specified below for a period of ten (10) consecutive Business Days:

                   Interest                 Purchase Price/
                   Reduction                Note Reduction
                   Purchase Price + $5      Interest Spread           0
                   Purchase Price + $10     Interest Spread           5%
                   Purchase Price + $15     Interest Spread          15%
                   Purchase Price + $20     Interest Spread          25%

The provisions of this paragraph and any applicable adjustments to Interest and the Purchase Note shall be applied at the time of repayment of the Purchase Note. Decreases in the Market Price of Company Stock subsequent to the completion of a measuring period shall be disregarded for purposes of the adjustments authorized by this paragraph.

         (h) In the event of a change in capital structure involving the transfer of any of the pledged shares of Company Stock, as provided in Section 9, such newly-acquired shares shall be pledged to the Company as substitute or additional security.

         (i) Notwithstanding anything in this Section 6 to the contrary, the Company shall not be required to make a Purchase Loan to a Participant if making such Purchase Loan will (i) cause the Company to violate any covenant or other similar provision in any indenture, loan agreement, or other agreement, or (ii) violate any applicable federal, state or local law.

         (j) Upon exercise of a Purchase Award, the delivery of the consideration to the Company for the exercise of the Purchase Award and issuance by the Company of Company Stock purchased pursuant to the Purchase Award, the Participant shall be deemed a shareholder of the Company and (subject to the terms of the Plan, the Purchase Loan, the Purchase Note and related documents) shall be entitled (i) to dividends on such Company Stock owned or pledged, and (ii) to exercise all voting rights with respect to the Company Stock purchased.

7.       Termination of Employment; Change of Control; Prepayment of Purchase
         Loan

         If before the Purchase Note is repaid a Participant's employment terminates, a Change of Control occurs, or the Committee authorizes repayment of the Purchase Loan, the following provisions shall apply notwithstanding any terms in the Purchase Note to the contrary:

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         (a)       If the termination of employment is the result of death,
                   Disability or Retirement, or if a Change of Control occurs, or with the consent of the Committee, the Participant (or the Participant's estate or personal representative in the event of death or incapacity) may either (i) prepay the Purchase Note, or (ii) continue to participate in the Plan until the maturity date of the Purchase Note.

         (b) If the termination of employment is the result of a mutual agreement between the Participant and the Company or is involuntary for reasons other than Cause, or if the Participant's employer ceases to be a Subsidiary in a divisive transaction involving a sale of shares or substantially all of the assets of the Subsidiary, the maturity date of the Purchase Note shall be accelerated without further action of the Committee or the Company to the date of termination of employment, and (i) Section 6(g) shall not apply, and (ii) the Participant agrees to sell his pledged Company Stock to the Company at the greater of (x) the Market Price on the date of termination of employment, and (y) an amount equal to his down payment paid to the Company pursuant to Section 6(a).

         (c) If the termination of employment is voluntary by the Participant or involuntary by the Company for Cause, the maturity date of the Purchase Note shall accelerate without further action of the Committee or the Company to the date of termination of employment, Section 6(g) shall not apply, and the Participant agrees to sell his pledged Company Stock to the Company at the lesser of (i) the down payment paid to the Company pursuant to Section 6(a), and (ii) the Market Price on the date of termination of employment, and the Company shall have the right to retain any excess Market Price.

         (d) A Participant may, with the consent of the Committee, prepay the Purchase Loan before the third anniversary date of the Purchase Note (or second anniversary date if the initial term of the Purchase Note is four (4) years or less). In such case Section 6(g) shall not apply and the Participant agrees to sell the pledged Company Stock to the Company for the lesser of (i) the down payment paid to the Company pursuant to Section 6(a), and (ii) the Market Price on the prepayment date fixed by the Committee, and the Company shall have the right to retain any excess Market Price.

         (e) If a Change of Control occurs, a Participant can elect to prepay his or her Purchase Note at any time before the maturity date and paragraph (d) shall not apply, and paragraphs (b) and (c) shall not apply to a termination of employment that occurs subsequent to a Change of Control.

8.       Nontransferability of Purchase Awards

         Purchase Awards shall not be transferable.
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9.       Change in Capital Structure

         (a) If the number of outstanding shares of Company Stock is increased or decreased as a result of a subdivision or consolidation of shares, the payment of a stock dividend, stock split, or any other change in capitalization effected without receipt of consideration by the Company (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding and conclusive on all persons.

         (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding unexercised Purchase Awards as the Committee deems appropriate.

         (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

10.      Administration of the Plan

         The Plan shall be administered by the Committee, consisting of not less than three Directors of the Company appointed by the Board. Subject to paragraph (d) below, the Committee shall be the Compensation and Pension Committee of the Board unless the Board shall appoint another committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon a Purchase Award the Committee deems appropriate to achieve the objectives of the Purchase Award and the Plan, and in addition, and without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

         (a) The Committee shall have the power and complete discretion to determine (i) which eligible employees shall receive a Purchase Award with Purchase Loan rights, (ii) the number of shares of Company Stock to be covered by each Purchase Award, (iii) the fair market value of Company Stock, (iv) the time or times when a Purchase Award shall be granted,
                   (v) whether a Disability exists, (vi) the manner in which payment will be made upon the exercise of a Purchase Award, and (vii) any additional requirements relating to Purchase Awards that the Committee deems appropriate.


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         (b)       The Committee may adopt rules and regulations for carrying out the Plan and for the sale or other disposition of Company Stock acquired pursuant to the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

         (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

         (d) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. Insofar as it is necessary to satisfy the requirements of Section 16(b) of the Exchange Act and Rule 16b-3 thereunder, no member of the Committee shall be eligible to participate in the Plan or in any other plan of the Company or any Parent or Subsidiary of the Company that entitles participants to acquire stock, stock options or stock appreciation rights of the Company or any Parent or Subsidiary of the Company, and no person shall become a member of the Committee if, within the preceding one-year period, the person shall have been eligible to participate in such a plan.

11.      Effective Date of the Plan

         This Plan shall be effective as of December 12, 1990 and shall be submitted to the shareholders of the Company for approval. Until (a) the Plan has been approved by the Company's shareholders, (b) the shares issuable under the Plan have been registered with the Securities and Exchange Commission, (c) if the Company's common stock is otherwise so listed, accepted for listing on the New York Stock Exchange (or other national stock exchange) upon notice of issuance, and (d) the requirements of any applicable state securities laws have been met, no Purchase Award shall be granted or Purchase Loan authorized by the Committee.

12.      Termination, Modification

         If not sooner terminated by the Board, this Plan shall terminate at the close of business on December 12, 2000. No Purchase Awards shall be made under this Plan after termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, however, that, if necessary to satisfy the requirements of Section 16(b) of the Exchange Act, the New York Stock Exchange or applicable state law, the shareholders of the Company must approve any amendment that would (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of shares of Company Stock that may be issued

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under the Plan, or (c) materially modify the requirements of eligibility for participation in the Plan. A termination or amendment of the Plan shall not, without the consent of the Participant, affect a Participant's rights under a Purchase Award previously granted to him.

13.      Notice

         All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

14.      Governing Law

         The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.




































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